Exhibit 10.16

SECOND AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

This Second Amended and Restated Investor Rights Agreement (the “Agreement”) is made as of May 20, 2011, among TetraLogic Pharmaceuticals Corporation, a Delaware corporation (the “Company”), those stockholders of the Company listed on Exhibit A hereto (individually, a “Common Stockholder,” and collectively, the “Common Stockholders”), and the stockholders listed on Exhibit B hereto (individually, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or shares of Common Stock issued upon conversion thereof and possess registration rights, rights of first refusal, and other rights pursuant to an Amended and Restated Investor Rights Agreement dated as of July 26, 2010 between the Company and such Existing Investors (the “Prior Agreement”); and

WHEREAS, the Existing Investors are holders of at least sixty percent (60%) of the then outstanding shares of Series C Preferred Stock of the Company, and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain of the Investors are parties to that certain Series C-1 Preferred Stock Purchase Agreement of even date herewith between the Company and certain of the Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors, Existing Investors holding at least sixty percent (60%) of the then outstanding shares of Series C Preferred, and the holders of at least a majority of the Common Stock of the Company then held by the Common Stockholders listed on Exhibit A attached to the Prior Agreement and the Company;

NOW, THEREFORE, BE IT RESOLVED, the Existing Investors and the Common Stockholders listed on Exhibit A attached to the Prior Agreement hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties to this Agreement further agree as follows:

AGREEMENT

1.                                      Restrictions on Transferability; Registration Rights

1.1.                            Certain Definitions.  As used in this Agreement, the following terms have the following respective meanings:

“Affiliate” shall have the meaning set forth in Section 230.501(b) of “Regulation D” of the Securities Act of 1933.

“Board” means the board of directors of the Company.

“Certificate of Incorporation” means the Company’s Fourth Amended and Restated Certificate of Incorporation, as may be amended or restated from time to time.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stockholder Permitted Transferee” means persons, trusts and entities to whom a Common Stockholder is permitted to transfer any securities of the Company pursuant to Section 4 of that certain Second Amended and Restated Right of Refusal and Co-Sale Agreement, dated the date hereof, among the Company, the Investors and the other signatories thereto, and all persons, trusts and entities to whom any such Person, trust or entity is permitted to transfer any such securities.

“Convertible Securities” means any bonds, debentures, notes or other evidences of indebtedness, options, warrants, shares (including, but not limited to, shares of Preferred Stock of the Company) or any other securities convertible into, exercisable for, or exchangeable for Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Form S-3 Initiating Holders” means any Holder or Holders who in the aggregate hold not less than five percent (5%) of the Registrable Securities then outstanding and who propose to register securities, the aggregate offering price of which, net of underwriting discounts and commissions, exceeds $1,000,000.

“Holder” means (i) any Investor holding Registrable Securities, (ii) for purposes of Sections 1.2, 1.5, 1.10, 1.11, 1.13, and 1.14 and to the extent any Registrable Securities of such Common Stockholder are included in any registration pursuant to Section 1.5, Sections 1.6, 1.7, 1.8, 1.9, 1.12, and 1.15, any Common Stockholder holding Common Stock and (iii) any Person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.11 hereof to the extent that the transferor of such rights was a “Holder” for purposes of this Agreement.

“Initiating Holders” means any Holder or Holders who in the aggregate hold not less than forty percent (40%) of the Registrable Securities then outstanding and who propose to register securities the aggregate offering price of which (after deduction for underwriter’s discounts and expenses related to issuance) exceed $15,000,000.

“IPO” means the first public offering of the Common Stock of the Company to the general public for the account of the Company that is affected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

“New Securities” means any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether authorized or not, and rights, options, or warrants to purchase said shares of capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term “New Securities” does not include (a) any of the Excluded Securities as defined in the Certificate of Incorporation, as may be amended or restated from time to time or (b) any shares of Common Stock or any Convertible Securities proposed to be issued pursuant to the IPO.

“Other Stockholders” means persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Pro Rata Portion” means the ratio that (x) the sum of the number of shares of the Company’s Series C Preferred Stock and Series C-1 Preferred Stock held by an Investor immediately prior to the issuance of New Securities, bears to (y) the sum of the total number of shares of the Company’s Series C Preferred Stock and Series C-1 Preferred Stock then outstanding.

The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 1.3, 1.4 and 1.5 hereof, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements for one counsel for the Holders (up to a maximum of $50,000 per registration) selected by the holders of Registrable Securities that are being registered pursuant to Section 1 which comprise a majority in interest of the combined voting power of such Registrable Securities to represent such Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), but shall not include Selling Expenses or fees and disbursements of counsel for the Holders.

“Registrable Securities” shall mean (a) in the case of the Investors, (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares (excluding any Common Stock issued pursuant to the Special Mandatory Conversion pursuant to the Certificate of Incorporation), (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company acquired by the Investors before or after the date hereof, and (iii) any Common Stock of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (a)(i) above and (b) in the case of the Common Stockholders for purposes of Sections 1.5, 1.6, 1.7, 1.8, 1.9, 1.10, 1.11, 1.12, 1.13, 1.14, and 1.15, (i) shares of Common Stock held by the Common Stockholders (including shares of Common Stock issued or issuable pursuant to the conversion of any Convertible Securities) and (ii) any Common Stock of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (b)(i) above; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (C) transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 1.11 hereof, or (D) with respect to each Holder, all such shares held by such Holder become eligible for sale under Rule 144 of the Securities Act (or any similar or successor rule) during any single ninety (90) day period, without regard to Rule 144.

“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 1.2 hereof.

“Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

“Shares” means the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock.

1.2.                            Restrictions.

(a)                                 Subject to this Section 1.2, Section 1.11, Section 2.2, Section 3.6 and Section 4.2 below, each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.2, Section 1.11, Section 1.13, Section 2.2, Section 3.5, Section 3.6, and Section 4, provided and to the extent such Sections are then applicable, and all obligations and duties of the Holder from whom such transfer is being made with respect to any rights of such transferor under this Agreement that are being assigned to such transferee, and (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act. Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer to an Affiliate of a Holder or by a Holder which is (A) a partnership to its partners or former or retired partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (C) to the Holder’s family member or trust for the benefit of an individual Holder, provided in the case of a transfer to an Affiliate and all cases enumerated in clauses (A) — (C) that the transferee is subject to the terms of this Section 1.2 and Section 1.13 as if such transferee were an original Holder hereunder. Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Shares or Restricted Securities in order to implement the restrictions on transfer established in this Section 1.2.

(b)                                 Each certificate representing Shares or Registrable Securities, as applicable, shall be stamped or otherwise imprinted with legends substantially in the following forms (in addition to any legend required under applicable state securities laws, the Company’s charter documents or any other agreement between the Company and the Holder thereof):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(c)                                  The Company shall promptly reissue unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be disposed of without registration, qualification or legend.

(d)                                 In no event shall any Holder transfer any of such Holder’s Shares or Registrable Securities or any of its rights and duties under this Agreement to any Person or entity that is directly or indirectly a supplier, customer or competitor of the Company or any of the Company’s subsidiaries; provided, that a Holder may, subject to the other provisions of this Section 1.2 and Sections 1.11, 2.2, 3.6 and 4.2, transfer Shares or Registrable Securities to any Affiliate of such Holder or (i) in the case of a Holder which is a partnership, to a partner or former or retired partner of such partnership in accordance with partnership interests or (ii) in the case of a Holder who is a limited liability company, to a member or former member retired member in accordance with their interest in the limited liability company.

1.3.                            Requested Registration.

(a)                                 Request for Registration.  Any time following the Company’s IPO, if the Company shall receive from Initiating Holders a written request that the Company effect any registration on Form S-1 or any comparable or successor form under the Securities Act, the Company will:

(i)                                     promptly deliver written notice of the proposed registration to all other Holders; and

(ii)                                  as soon as practicable, use best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within twenty (20) days after delivery of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 1.3:

(A)                               After the Company has effected two (2) such registrations pursuant to this Section 1.3, such registrations have been declared or ordered effective;

(B)                               During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration initiated by the Company; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith in a certificate signed by the President of the Company;

(C)                               In any particular jurisdiction in which the Company would be required to qualify to do business, execute a general consent to service of process in effecting such registration unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, or to submit to liabilities for state or local taxes; or

(D)                               If in the good faith judgment of the Board, such registration would be materially detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and the Company thereafter delivers to the Initiating Holders a certificate, signed by the President or Chief Executive Officer of the Company, stating that in the good faith judgment of the Board it would be detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use best efforts to register under this

Section 1.3 shall be deferred for a period not to exceed one hundred twenty (120) days from the delivery of the written request from the Initiating Holders and not more than once per twelve (12) month period; or

(E)                                If the Initiating Holders propose to dispose of Registrable Securities that may be registered in Form S-3 pursuant to Section 1.4 hereof.

Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided that the Company shall not be required to effect more than two (2) registrations pursuant to this Section 1.3 during any twelve (12) month period. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.3(c) and Section 1.2 hereof, include other securities of the Company with respect to which registration rights have been granted, and may include securities being sold for the account of the Company.

(b)                            Underwriting.  If any registration pursuant to this Section 1.3 is firmly underwritten by underwriters selected by a majority in interest of the combined voting power of the Registrable Securities proposed to be registered by the Initiating Holders (subject to the consent of the Company, which consent will not be unreasonably withheld), the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of any of such Holder’s Registrable Securities requested to be registered pursuant to this Section 1.3 in the underwriting to the extent provided herein.

(c)                             Procedures.  If the Company shall request inclusion in any registration pursuant to this Section 1.3 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to this Section 1.3, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the applicable provisions of this Section 1. The Company shall (together with all Holders or other persons proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the combined voting power of the Registrable Securities proposed to be registered by the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.3, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.12. If any Person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter. Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.

1.4.                            Registration on Form S-3.

(a)                                 Qualification on Form S-3.  After the IPO, the Company shall use best efforts to qualify for registration on Form S-3 or any comparable or successor form. To that end the Company shall register (whether or not required by law to do so) its Common Stock under the Exchange Act in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form or forms.

(b)                                 Request for Registration on Form S-3.  After the Company has qualified for the use of Form S-3, if the Company shall receive from Form S-3 Initiating Holders a written request that the Company effect a registration on Form S-3 the Company will:

(i)                                     promptly deliver written notice of the proposed registration to all other Holders; and

(ii)                                  as soon as practicable, use best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within twenty (20) days after delivery of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 1.4 in any circumstance described in section 1.3(a)(ii) (B), (C) or (D) or if:

(A)                               Within the one hundred eighty (180) day period preceding the written request from the Form S-3 Initiating Holders, a registration statement covering the securities of the Company shall have been declared effective, provided that the Form S-3 Initiating Holders were permitted to register their shares requested to be registered in such registration statement pursuant to Section 1.5 hereof; or

(B)                               The Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3.

(c)                                  Underwriting; Procedure.  If a registration requested under this Section 1.4 is for an underwritten offering, the provisions of Sections 1.3(b) and 1.3(c) shall apply to such registration.

(d)                                 S-3’s not Demands.  Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Section 1.3.

1.5.                            Company Registration.

(a)                                 Notice of Registration.  If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (A) a registration pursuant to Sections 1.3 or 1.4 hereof (except that the Common Stockholders shall have the right to participate in any such registration) (B) a registration relating solely to employee benefit plans, (C) a registration relating solely to a Rule 145 transaction, (D) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered) or (E) a registration on any registration form that does not permit secondary sales, the Company will:

(i)                                     promptly deliver to each Holder written notice thereof; and

(ii)                                  use best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.5(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Holder and delivered to the Company within ten (10) days after the written notice is delivered by the Company. Such written request may include all or a portion of a Holder’s Registrable Securities.

(b)                                 Underwriting; Procedures.  If the registration of which the Company gives notice pursuant to Section 1.5(a)(i) is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of such notice. In such event, the right of any Holder to registration pursuant to this Section 1.5 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of all Registrable Securities requested to be registered pursuant to this Section 1.3 in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform their obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may exclude up to 70% of the Registrable Securities (or in the case of the Company’s IPO, all of the Registrable Securities) from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as set forth in Section 1.12. If any Person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter. Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.

(c)                                  Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.5 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

1.6.                            Registration Procedures.  In the case of each registration effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof and, at its expense, the Company will use best efforts to:

(a)                                 Prepare and file with the Commission a registration statement with respect to such securities and use best efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed, whichever occurs first; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of common stock or other securities of the Company, and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to up to one hundred eighty (180) days provided that if Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above shall be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

(b)                                 Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(c)                                  Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(d)                                 Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e)                                  Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or to submit to liabilities for state or local taxes;

(f)                                   Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(g)                                 Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(h)                                 Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities (to the extent the then-applicable standards of professional conduct permit said letter to be addressed to the Holders).

Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(i)                                     materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization, sale of the Company or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii)                                  materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii)                               require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company.

In the event of the suspension of effectiveness of any then effective registration statement pursuant to this Section 1.6, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

1.7.                            Information by Holder.

(a)                                 The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them, and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to in this Section 1, and the refusal to furnish such information by any Holder or Holders shall relieve the Company of its obligations in this Section 1 with respect to such Holder or Holders. Furthermore, the Company shall have no obligation with respect to any registration requested pursuant to Section 1.3 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in the definition of “Initiating Holders” or “Form S-3 Initiating Holders,” whichever is applicable.

(b)                                 Each selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.6(d) hereof, such selling Holder will immediately discontinue disposition of Registrable Securities pursuant to any registration statements covering such Registrable Securities until such selling Holder’s receipt of copies of any amended or supplemented prospectus or receipt of notice from the Company that no amendment or supplement is required and, if so directed by the Company, such selling Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice (other than a single file copy, which such selling Holder may keep) in such selling Holder’s possession. The ninety (90) day period set forth in Section 1.6(a) hereof with respect to such registration statements shall automatically be extended for a number of days equal to the number of days that the selling Holders are required to discontinue disposition of Registrable Securities covered by such registration statements.

1.8.                            Indemnification.

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, partners, members, legal counsel and accountants, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Section 1, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular, or other document (including any related registration statement, notification, or the like), or any amendment or supplement thereto, incident to any such registration, or based on or arising out of any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants, and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending or settling any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling Person, or underwriter and stated to be specifically for use therein. The Company shall not be required to indemnify any Person against any liability arising out of the failure of any Holder or any Person acting on behalf of a Holder to deliver a prospectus as required by the Securities Act. It is agreed that the indemnity agreement contained in this Section 1.8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)                                 To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors, officers, partners, members, legal counsel and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder and Other Stockholder, each of their respective officers, directors, members, and partners and each Person controlling such Holder or Other Stockholder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to such Holder in connection with any such registration, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel and accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing, defending or settling any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, or of such violation of the Securities Act or rule or regulation promulgated thereunder, provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that that in no event shall any indemnity (together with any contribution) under this Section 1.8 exceed the gross proceeds received by such Holder in such offering.

(c)                                  Each party entitled to indemnification under this Section 1.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at the Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d)                                 If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified party on the other in connection with the statements or omissions that resulted in such claim, loss, damage, liability, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 1.8 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above. In no event shall any contribution by a Holder under this Section 1.8 (together with any indemnification) exceed the gross proceeds received by such Holder in such offering.

(e)                                  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, and liabilities referred to above in this Section 1.8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of

Section 1.8(c). No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)                                   Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided that in the event the underwriting agreement fails to provide for or address a matter provided for or addressed by the foregoing provisions, the foregoing provisions shall control.

(g)                                 The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement.

1.9.                            Expenses of Registration.  All Registration Expenses incurred in connection with any registration effected pursuant to 1.3, 1.4 or 1.5 shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.3 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.3. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.3, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.3, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

1.10.                     Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration after such time as a public market exists for the Common Stock of the Company, the Company agrees to use best efforts to:

(a)                                 Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b)                                 File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                                  So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of any other reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

1.11.                     Transfer of Registration Rights.  The rights to cause the Company to register securities granted to any party hereto under Section 1 may be assigned by a Holder only as follows: (a) in the case of a Common Stockholder, to a Common Stockholder Permitted Transferee, and (b) in the case of any other Holder, to a transferee or assignee of not less than one million (1,000,000) shares of Registrable Securities (subject to appropriate and proportionate adjustment for stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to, such Registrable Securities) held by such Holder, provided that the Company is given written notice at the time of or within a reasonable time after said assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and, provided further, that the assignee of such rights assumes in writing the obligations of such Holder under this Section 1. Notwithstanding the foregoing, no such minimum share assignment requirement shall be necessary for an assignment to an Affiliate of a Holder or by a Holder which is (A) a partnership to its partners or former or retired partners in accordance with partnership interests, (B) a limited liability company to its members or former or retired members in accordance with their interest in the limited liability company, or (C) to the Holder’s family member or trust for the benefit of an individual Holder. Notwithstanding the foregoing, in no event shall any Holder make any assignment of such Holder’s rights to cause the Company to register securities to any Person that is not an Affiliate of such Holder or a partner or member of the type described in the immediately preceding clauses (A) and (B) of this Section 1.11 and is directly or indirectly a supplier, customer or competitor of the Company or any of the Company’s subsidiaries.

1.12.                     Procedure for Underwriter Cutbacks.  In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company with registration rights (the “Other Shares”) requested to be included in a registration on behalf of Holders or Other Stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and Other Stockholders requesting inclusion of shares pro rata based upon the total number of Registrable Securities or Other Shares held by such Holders and Other Stockholders, respectively; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities or Other Shares to be included in such registration if any Holder or Other Stockholder does not request inclusion of the maximum number of shares of Registrable Securities or Other Shares allocated to such Holder or Other Stockholder pursuant to the above-described procedure, in which case the remaining portion of such allocation shall be reallocated among those requesting Holders and Other Stockholders whose allocations did not satisfy their requests pro rata on the basis of total number of shares of Registrable Securities and Other Shares held by such Holders and Other Stockholders, and this procedure shall be repeated until all shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and Other Stockholders have been so allocated. Notwithstanding anything else set forth herein or in any other agreement, the Company shall not limit the number of Registrable Shares to be included in a registration pursuant to this Agreement: (i) unless Other Shares and Registrable Securities held by the Common Stockholders are first excluded; (ii) in the case of registrations pursuant to Section 1.3 or 1.4 hereof, in order to include in such registration securities registered for the Company’s own account; or (iii) to less than thirty percent (30%) of the total number of shares registered pursuant to Section 1.5, unless such registration is in connection with the IPO.

1.13.                     Standoff Agreement.  In connection with the initial public offering of the Company’s securities by the Company and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder hereby agrees not to sell, make any short sale of, loan, pledge or otherwise hypothecate or encumber, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than any disposed of in the registration and those acquired by the Holder in the registration or thereafter in open market transactions) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days, which period may be extended upon the request of the managing underwriter, to the extent required by any NASD rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

1.14.                     Termination of Rights.  The rights of any particular Holder to cause the Company to register securities under Sections 1.3, 1.4 and 1.5 and the Company’s obligations under Section 1.15 shall terminate with respect to such Holder upon the earlier of (i) five (5) years following the consummation of the Company’s IPO, (ii) when such Holder can sell all of its Registrable Securities within a three (3) month period pursuant to Rule 144, without reference to Rule 144(k), or (iii) after the consummation of a Liquidation (as defined in the Certificate of Incorporation.

1.15.                     Limitations of Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty percent (60%) of the Company’s Series C Preferred Stock and Series C-1 Preferred Stock (voting together as a single class), enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder’s securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Section 1.3(a) or within one hundred twenty (120) days after the effective date of any registration effected pursuant to Section 1.3.

2.                                      Right of First Refusal

2.1.                            Right of First Refusal.

(a)                                 Right of First Refusal.  Subject to the terms and conditions contained in this Section 2.1, the Company hereby grants to each Investor who holds, together with any Affiliates, not less than the Minimum Amount (as defined below) (each a “Major Investor”) the right of first refusal to purchase such Investor’s Pro Rata Portion of any New Securities which the Company may, from time to time, propose to issue and sell. The term “Minimum Amount” shall mean 1,900,000 shares of Series C Preferred Stock or Series C-1 Preferred Stock (subject to appropriate and proportionate adjustment for stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to, the Series C Preferred Stock or Series C-1 Preferred Stock, as applicable).

(b)                                 Notice of Right.  The Company shall give written notice of the proposed issuance of New Securities to each Major Investor not later than twenty (20) days prior to issuance. Such notice shall contain all material terms and conditions of the issuance and of the New Securities. Each Major Investor may elect to exercise all or any portion of its rights under this Section 2.1 by giving written notice to the Company within fifteen (15) days after the Company’s notice stating therein the quantity of New Securities such Major Investor intends to purchase. If the consideration paid by others for the New Securities is not cash, the value of the consideration shall be determined in good faith by the Company’s Board of Directors, and any electing Major Investor that cannot for any reason pay for the New Securities in the form of non-cash consideration may pay the cash equivalent thereof, as determined by the Board of Directors. Each Major Investor shall have a right of overallotment such that, if any other Major Investor fails to exercise the right to purchase its full Pro Rata Portion of the New Securities, the fully participating Major Investors may, before the date ten (10) days following the expiration of the fifteen (15) day period set forth above, exercise an additional right to purchase, on a pro rata basis (based upon the number of shares of Series C Preferred Stock and Series C-1 Preferred Stock such fully participating Major Investors hold relative to one another), the New Securities not previously purchased by so notifying the Company, in writing, within such ten (10) day period. Subject to compliance with applicable securities laws (including, without limitation, that any Person to whom an apportionment is proposed to be made is an “accredited investor” as that term is defined in Rule 501(a) of the Securities Act if such proposed issuance of New Securities is proposed to be made only to accredited investors), each Major Investor shall be entitled to apportion New Securities to be purchased among its partners and Affiliates, provided that (i) such Major Investor notifies the Company of such allocation, (ii) such partner or Affiliate is not directly or indirectly a supplier, customer or competitor of the Company or any of the Company’s subsidiaries and (iii) such apportionment, when taken together with all other allocations by the other Major Investors, would not result in the Company being required to file reports with the Commission pursuant to 13(g) of the Exchange Act.

(c)                                  Lapse and Reinstatement of Right.  The Company shall have ninety (90) days following the periods described in Section 2.1(b) to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities with respect to which the Investors’ right of first refusal was not exercised, at a price and upon terms no more favorable to the purchasers of such securities than specified in the Company’s notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

2.2.                            Assignment of Right of First Refusal.  The right of first refusal granted hereunder may not be assigned or transferred, except that such right is assignable (i) by each Investor to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by, or under common control with, any such Investor; or (ii) between and among any Investors; provided, that in no event shall any Investor assign the right of first refusal granted hereunder to any Person or entity that directly or indirectly is a supplier, customer or competitor of the Company or any of the Company’s subsidiaries.

2.3.                            Termination of Right of First Refusal.  The right of first refusal granted under Section 2.1 of this Agreement shall expire immediately prior to the earlier of: (a) the consummation of the Company’s IPO; or (b) the merger or consolidation of the Company, provided that the Company’s stockholders of record as constituted immediately prior to such transaction hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity.

3.                                      Affirmative Covenants of the Company.  The Company hereby covenants and agrees as follows:

3.1.                            Financial Information.  The Company will furnish to each holder that holds, together with its Affiliates, at least 3,800,000 of the then-outstanding Shares (subject to appropriate and proportionate adjustment for stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to, the Shares), (each, a “Financial Information Investor”) the following reports:

(a)                                 Within twenty (20) days after the end of each calendar month and fiscal quarter, an unaudited consolidated balance sheet of the Company, as of the end of each such month or quarter, as applicable, and unaudited consolidated statements of income and cash flows of the Company, for such period, prepared in accordance with U.S. generally accepted accounting principles (except for the omission of footnotes) consistently applied, subject to changes resulting from normal year-end audit adjustments, and signed by the senior financial officer of the Company;

(b)                                 Within thirty (30) days after the end of each fiscal quarter, a summary capitalization table including all shares, option, warrant, and debt holders and the amount of securities and debt held by each and certified on behalf of the Company by the senior financial officer of the Company;

(c)                                  Within one hundred twenty (120) days after the Company’s fiscal year end, an audited consolidated balance sheet of the Company as at the end of such fiscal year,

and audited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared by a nationally recognized accounting firm in accordance with U.S. generally accepted accounting principles consistently applied; and

(d)                                 At least thirty (30) days prior to the start of each new fiscal year, a budget and summary operating plan for the fiscal year that has been approved by the Board.

3.2.                            Inspection.  The Company shall permit each Financial Information Investor at such Financial Information Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor.

3.3.                            Insurance.  The Company shall purchase and maintain all standard business insurance as is appropriate for an entity in the field in which the Company operates in amounts deemed reasonable by the Board.

3.4.                            Termination of Covenants.  The covenants set forth in Section 3.1 and 3.2 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of the Company’s IPO; (b) the merger or consolidation of the Company, provided that the Company’s stockholders of record as constituted immediately prior to such transaction hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity; or (c) the date on which the Company is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

3.5.                            Confidentiality.  Each Investor agrees to keep confidential and not disclose, divulge or use for any purpose other than monitoring his, her or its investment in the Company any and all information which such Investor may obtain, directly or indirectly, from the Company or any of its subsidiaries or any of their respective agents (“Confidential Information”), unless such Confidential Information is generally known, or until such Confidential Information becomes generally known, to the public (other than as a result of a breach of this Section 3.5 by any Investor); provided, however, that an Investor may disclose Confidential Information (a) to such Investor’s attorneys, accountants, consultants, and other professional under an obligation of confidentiality, (b) to any prospective purchaser of any securities of the Company held by such Investor as long as such prospective purchaser agrees to be bound by the provisions of, or obligations not less restrictive than those, contained in this Section 3.5, or (c) as may otherwise be required by law, provided that the Investor provides the Company prompt written notice thereof before making any such disclosure and cooperates with the Company to obtain a protective order or other similar determination with respect to any Confidential Information that may so be required to be disclosed. Notwithstanding the provisions of this Agreement or any agreement, document or instrument executed and delivered pursuant to this Agreement, an Investor shall not disclose any Confidential Information to any third party (including, without limitation, any Affiliate of such Investor) that such Investor knows is directly or indirectly a supplier, customer or competitor of the Company or any of the Company’s subsidiaries, provided that an Investor may disclose to its partners (in the case of an Investor which is a partnership) and to such Investor’s Affiliates any information which consists of summary financial information, summary business information and summary scientific or technical information as long as the information disclosed would not reasonably be likely to (x) impair the economic or scientific or technical value of such information to the Company or the competitive position of the Company in the market place or (y) be used by such partner or Affiliate in a manner which is adverse to the economic or competitive interests of the Company. Notwithstanding anything contained herein to the contrary, Pfizer Inc. shall not be subject to or bound by this Section 3.5, but rather will be subject to the obligations set forth in that certain side letter agreement dated September 27, 2010, between the Company and Pfizer Inc.

3.6.                            Assignment of Section 3 Rights.  In no event shall any Investor assign any of such Investor’s rights under this Section 3 to any Person that directly or indirectly is a supplier, customer or competitor of the Company or any of the Company’s subsidiaries.

3.7.                            Qualified Small Business Stock Reports.  The Company shall submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder.

3.8.                            Employee Stock.  Unless otherwise approved by the Board, including at least one Series C Director (as defined in the Certificate of Incorporation), all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Section 1.13. In addition, unless otherwise approved by the Board, including at least one Series C Director, the Company shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

3.9.                            Matters Requiring Director Approval.  The Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board:

(a)                                 make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b)                                 make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board;

(c)                                  guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d)                                 make any investment inconsistent with any investment policy approved by the Board;

(e)                                  incur any aggregate indebtedness in excess of $500,000 that is not already included in a budget approved by the Board, other than trade credit incurred in the ordinary course of business; or

(f)                                   otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for transactions contemplated by this Agreement, the Purchase Agreement, or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board.

3.10.                     Matters Requiring Series C Director Approval.  So long as an aggregate of at least fifty percent (50%) of the originally issued shares of Series C Preferred Stock and Series C-1 Preferred Stock (subject to appropriate and proportionate adjustment for stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to, the Series C Preferred Stock or Series C-1 Preferred Stock, as applicable) remain outstanding, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board, which approval must include the affirmative vote of at least one of the Series C Directors:

(a)                                 make any material investment or acquisitions or enter into any joint ventures;

(b)                                 incur any commitments that would cause the Company to exceed its annual budget approved by the Board, including at least one Series C Director, by more than ten percent (10%);

(c)                                  modify the R&D Plan (as defined in the Purchase Agreement) in any material respect;

(d)                                 modify any incentive stock option plan of the Company or make any option grant that is not in accordance with the terms of any such plan;

(e)                                  hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;

(f)                                   change the principal business of the Company, enter new lines of business, or exit the current line of business;

(g)                                 sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or

(h)                                 file or initiate a process for an IPO.

4.             Miscellaneous.

4.1.         Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to choice of laws or conflict of laws provisions of Delaware or any other jurisdiction.

4.2.         Successors and Assigns. Except as otherwise specifically set forth in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

4.3.         Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes and replaces in its entirety the Prior Agreement.

4.4.         Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger or confirmed facsimile, addressed (a) if to an Investor, at such Investor’s address set forth on the signature page of this Agreement, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to any other holder of any Shares or any Common Stockholder, at such address as such holder or Common Stockholder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, at its address set forth on the signature page of this Agreement addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors. Unless specifically stated otherwise, if notice is provided by mail, it shall be deemed to be delivered upon proper deposit in a mailbox, if notice is provided by facsimile, it shall be deemed to be delivered upon receipt by the sender of confirmation of facsimile transmission, and if notice is delivered by hand or by messenger, it shall be deemed to be delivered upon actual delivery.

4.5.         Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.6.         Dispute Resolution Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

4.7.         Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

4.8.         Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

4.9.         Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.10.       Amendment and Waiver. The provisions of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively), (a) with respect to the Company, only pursuant to the written consent of the Company, (b) with respect to the Investors as a group, only pursuant to the written consent of the holders of at least sixty percent (60%) of the Series C Preferred Stock and Series C-1 Preferred Stock (voting together as a single class); provided that no such amendment or waiver shall adversely affect any Investor in a different manner relative to the other Investors of the same class or series unless such amendment or waiver is agreed to in writing by such adversely affected Investor. The provisions of Sections 1.2, 1.5, 1.6, 1.7, 1.8, 1.9, 1.10, 1.11, 1.12, 1.13, 1.14, 1.15, 4 and 1.1, to the extent that any change to a defined term in Section 1.1 would directly affect the rights and obligations of the Common Stockholders under Sections 1.2, 1.5, 1.6, 1.7, 1.8, 1.9, 1.10, 1.11, 1.12, 1.13, 1.14, 1.15, and 4 of this Agreement in an adverse manner that is different relative to the same or similar rights of the Investors, may be amended or waived (either generally or in a particular instance and either retroactively or prospectively), only pursuant to the written consent of the holders of a majority of the Common Stock then held by the Common Stockholders (assuming for this purpose that each Common Stockholder holds, in addition to all then outstanding shares of Common Stock held by such Common Holder, all shares of Common Stock issuable upon the conversion, exercise, or exchange of the then vested portion of all Convertible Securities then held by such Common Stockholder); provided that no such amendment or waiver shall adversely affect any Common Stockholder in a different manner relative to the other Common Stockholders unless such amendment or waiver is agreed to in writing by such adversely affected Common Stockholder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor, each Common Stockholder and the Company, as applicable. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Investors, or agree to accept alternatives to such performance, without obtaining the consent of any Investor.

4.11.       Effect of Amendment or Waiver. The Investors and their successors and assigns acknowledge that by the operation of Section 4.10 hereof Investors holding at least sixty percent (60%) of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock (voting together as a single class), acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights of the Investors pursuant to this Agreement.

4.12.       Aggregation of Stock. All shares of Preferred Stock and Common Stock of the Company held or acquired by affiliated entities or persons shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first above written.

COMPANY:

TETRALOGIC PHARMACEUTICALS CORPORATION

By:	/s/ John Gill
	Name:	John Gill
	Its:	Chief Executive Officer

Address:	343 Phoenixville Pike
Malvern, PA 19355

INVESTORS:

ONC PARTNERS, L.P.

By:	/s/ [ILLEGIBLE]

Name:	ONC General Partner Limited
(print)
Title:	General Partner

Address: 26 New Street, St Helier, JE2 3RA, New Jersey

NEXTECH III ONCOLOGY, LPCI

By:	/s/ [ILLEGIBLE]

Name:	Nextech III GP Ltd
(print)
Title:	General Partner

Address: Scheuchzerstrasse 35 - CH - 8006 Zurich, Switzerland

[Signature Page to Investor Rights Agreement]

PFIZER INC.

By:	/s/ Barbara Dalton

Name:	Barbara Dalton
(print)
Title:	Vice President, Venture Capital
Worldwide Business Development & Innovation

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

CLARUS LIFESCIENCES II, L.P.

By:	Clarus Ventures II GP, LP, its General Partner

By:	Clarus Ventures II, LLC, its General Partner

By:	/s/ [ILLEGIBLE]

Name:
(print)

Title:

Address:	c/o Clarus Ventures, LLC 101 Main Street, Suite 1210 Cambridge MA 02142

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

HATTERAS VENTURE PARTNERS III, LP

By: HATTERAS VENTURE ADVISORS, LLC, ITS GENERAL PARTNER

Signature:	/s/ Douglas Reed
Name:	Douglas Reed
Title:	Manager

Address:	c/o Hatteras Venture Partners 280 S. Mangum Street, Suite 350 Durham, NC 27701

HATTERAS VENTURE AFFILIATES III, LP

By: HATTERAS VENTURE ADVISORS, LLC, ITS GENERAL PARTNER

Signature:	/s/ Douglas Reed
Name:	Douglas Reed
Title:	Manager

Address:	c/o Hatteras Venture Partners 280 S. Mangum Street, Suite 350 Durham, NC 27701

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

LATTERELL VENTURE PARTNERS III, L.P.

By:	Latterell Capital Management III, L.L.C.
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Its:	Managing Member

LVP IlI ASSOCIATES, L.P.

By:	Latterell Capital Management III, L.L.C.
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Its:	Managing Member

LVP III PARTNERS, L.P.

By:	Latterell Capital Management III, L.L.C.
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Its:	Managing Member

Address:	1 Embarcadero Center
Suite 4050
San Francisco, CA 94111

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

VERTICAL FUND I, L.P.

By:	The Vertical Group, L.P.
Its:	General Partner

By:	The Vertical Group GPHC, LLC
Its:	General Partner

By:	/s/ John E. Runnells
Name:	John E. Runnells
Its:	Authorized Signatory

VERTICAL FUND II L.P.

By:	The Vertical Group, L.P.
Its:	General Partner

By:	The Vertical Group GPHC, LLC
Its:	General Partner

By:	/s/ John E. Runnells
Name:	John E. Runnells
Its:	Authorized Signatory

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

QUAKER BIOVENTURES, L.P.

By:	QUAKER BIOVENTURES CAPITAL, L.P.,
Its general partner

By:	QUAKER BIOVENTURES CAPITAL, LLC,
Its general partner

By:	/s/ Brenda D. Gavin
Name:	Brenda D. Gavin
Title:	Partner

QUAKER BIOVENTURES TOBACCO FUND, L.P.

By:	QUAKER BIOVENTURES CAPITAL, L.P.,
Its general partner

By:	QUAKER BIOVENTURES CAPITAL, LLC,
Its general partner

By:	/s/ Brenda D. Gavin
Name:	Brenda D. Gavin
Title:	Partner

BIOADVANCE VENTURES, L.P.

By:	BIOADVANCE GP 1, L.P., its general partner

By:	QUAKER BIOADVANCE MANAGEMENT, L.P.,
Its general partner

By:	QUAKER BIOVENTURES CAPITAL, LLC,
Its general partner

By:	/s/ Brenda D. Gavin
Name:	Brenda D. Gavin
Title:	Partner

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

AMGEN VENTURES LLC

By:	/s/ Janis C. Naeve
Name:	Janis C. Naeve
(print)
Title:	Managing Director

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

/s/ George McLendon
GEORGE MCLENDON

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

PECORA AND COMPANY, LLC

By:	/s/ Andrew Pecora
Name:	Andrew Pecora
(print)
Title:	Chairman

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

HEALTHCARE VENTURES VII, L.P.

By:	HealthCare Partners VII, L.P.,
Its General Partner

By:	/s/ Jeffrey B. Steinberg
Name: Jeffrey B. Steinberg
Title: Adminstrative Partner

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

NOVITAS CAPITAL III, L.P.

By:	Novitas Capital III GP, L.P.,
Its General Partner

By:	Novitas Capital III GP, Manager, LLC,
Its General Partner

By:	/s/ Paul J. Schmitt
Name:	Paul J. Schmitt
(print)
Title:	Managing Director

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

KAMMERER & ASSOCIATES, LP

By:	/s/ Rudolph Kammerer
Name:	Rudolph Kammerer
(print)
Title:	Manager

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

COMMON STOCKHOLDERS:

/s/ George McLendon
GEORGE MCLENDON

Heather McLendon Irrevocable Trust

By:	/s/ George McLendon
Name:	George McLendon
(print)
Title:	Trustee

Audrey McLendon Irrevocable Trust

By:	/s/ George McLendon
Name:	George McLendon
(print)
Title:	Trustee

/s/ Terry McLendon
Terry McLendon

/s/ John M. Gill
John M. GILL

/s/ Mark McKinlay
MARK MCKINLAY

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

EXHIBIT A

COMMON STOCKHOLDERS

George McLendon Ph.D

John M. Gill

Heather McLendon Irrevocable Trust

Audrey McLendon Irrevocable Trust

Mark McKinlay

Terry McLendon

EXHIBIT B

INVESTORS

ONC Partners, L.P.

Nextech III Oncology, LPCI

Pfizer Inc.

Clarus Lifesciences II, L.P.

Hatteras Venture Partners III, LP

Hatteras Venture Affiliates III, LP

Latterell Venture Partners III, L.P.

LVP III Associates, L.P.

LVP III Partners, L.P.

Vertical Fund I, L.P.

Vertical Fund II, L.P.

Quaker BioVentures, L.P.

Quaker BioVentures Tobacco Fund, L.P.

BioAdvance Ventures, L.P.

Amgen Ventures LLC

HealthCare Ventures VII, L.P.

Novitas Capital III, L.P.

Kammerer & Associates, LP